UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2024

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PagerDuty, Inc.
(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2024, the Board of Directors (the “Board”) of PagerDuty, Inc. (the “Company”) elected Teresa Carlson to serve as a director of the Company, until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. Ms. Carlson joins the class of directors whose term expires at the Company’s 2024 annual meeting of stockholders. Ms. Carlson is not expected to join any of the committees of the Board at this time.

Since October 2023, Ms. Carlson has served as an advisor to General Catalyst, a venture capital firm. From January to September 2023, Ms. Carlson served as the President and Chief Commercial Officer of Flexport, a supply chain logistics solutions provider. Prior to that, Ms. Carlson served as Corporate Vice President and Executive-in-Residence at Microsoft Corporation, a global technology company, from May to December 2022. From April 2021 to March 2022, Ms. Carlson served as the President and Chief Growth Officer at Splunk, a big data platform provider. Prior to that, Ms. Carlson was a Vice President at Amazon Web Services, a subsidiary of Amazon from December 2010 through April 2021, where she founded and built the Worldwide Public Sector business along with the Aerospace and Satellite business unit and then picked up the other regulated industries from 2019 through 2021. Since August 2023, Ms. Carlson has served on the board of directors of Optimus Healthcare, a company focused on creating a network of innovative healthcare companies. Ms. Carlson also served on the board of directors of KnightSwan Acquisition Corporation, a special purpose acquisition company, from December 2021 to December 2023. Ms. Carlson received a M.S., and B.S. from Western Kentucky University.

    Ms. Carlson was selected to serve on our Board because of her extensive leadership experience and her expertise in driving digital transformation in global governments and regulated industries for the technology sector.

The Board has determined that Ms. Carlson is “independent” in accordance with the rules and standards of the New York Stock Exchange, the Securities and Exchange Commission, and the Company’s corporate governance guidelines. Ms. Carlson does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Ms. Carlson and any other person pursuant to which she was selected as a director.

Ms. Carlson will be entitled to receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.12 to the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 16, 2023. Ms. Carlson will also enter into the Company’s standard form of indemnification agreement.

Ms. Carlson’s election to the Board is included in the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Issued by PagerDuty, Inc. dated March 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Dated: March 13, 2024	By:	/s/ Shelley Webb
Shelley Webb
Senior Vice President and Chief Legal Officer